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                                   Exhibit 1
                                     to the
                          Annual Report on Form 10-KSB
                                      for
                         the year ended April 30, 1996
                                      for
                         Advantage Life Products, Inc.


                   Employment Agreement with Alan S. Lipstein





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                         ADVANTAGE LIFE PRODUCTS, INC.

                              EMPLOYMENT AGREEMENT


         Agreement, effective as of August 1, 1995 by and between Advantage Life Products, Inc., a Delaware corporation (the "Company") having its principal place of business at 13902 N. Dale Mabry Blvd., Suite 119, Tampa, Florida 33618, and Alan S. Lipstein (the "Employee") currently residing at 4332 Carrollwood Village Drive, Tampa, Florida 33624.


                             BACKGROUND INFORMATION


         The Company wishes to secure the employment services of the Employee for a definite period of time and upon the particular terms and conditions hereinafter set forth. The Employee is willing to be so employed. Accordingly, the parties agree as follows:


                              OPERATIVE PROVISIONS


         1.      Employment and Term.

         The Company hereby employs Employee and the latter hereby accepts employment by the Company for the five year period commencing August 1, 1995 (the "Commencement Date") and expiring July 31, 2000, which employment shall be automatically extended for unlimited successive one year periods unless it is terminated during the pendency of any such period, whether initial or extended, by the occurrence of one of the events described in Section 8. hereof, or at the end of any such period (subject to extension by operation of the disability provisions contained in Section 8.) by one party furnishing the other with written notice, at least 60 days prior to the expiration of such period, of an intent to terminate this agreement upon the expiration of such period.

         2.      Duties.

         During the term of this Agreement, whether initial or extended, the Employee shall render to the Company services as President, and shall perform such duties as may be designated by and subject to the supervision of the Company's board of directors, and shall serve in such additional capacities appropriate to his responsibilities and skills as shall be designated by the Company, through action of its board of directors. During such period, the Employee shall devote a substantial amount of his attention, time and energies to the business and affairs of the Company (subject to the terms of Section 4. below), and will use his best efforts to promote the interests and reputation of the Company. Hours of service to the Company during the term of this agreement shall be a minimum of 35 per week and otherwise as determined by the Company's board of directors. During the pendency of this Agreement, without his written



                                EXHIBIT 10.35

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consent, the Company shall not remove the Employee's place of business from Hillsborough County, Florida.

         3.      Compensation.

         For the services to be rendered by the Employee under this agreement the Company shall pay him, while he is rendering such services and performing his duties hereunder, and the Employee shall accept as full payment for such service, 300,000 shares of the Company's common stock (inclusive of any amounts subject to federal or state employment related withholding requirements), payable in one lump sum upon execution of this Agreement.

         Due to the Company's limited capital resources, the Employee has agreed to accept, in lieu of the monthly cash compensation payments otherwise required hereunder, shares of the Company's common stock (the "Shares") provided that the Company agrees to file a registration statement on Form S-8 registering the Shares for resale as soon as is practicable. The Company and the Employee acknowledge that the value of the Shares being issued to the Employee exceeds the payments currently due the Employee under this Agreement. The excess of the fair market value of the Shares over the amounts currently due under this Agreement shall be treated as prepaid base compensation and shall be amortized over the life of this Agreement.

         4.      Vacation; Fringe Benefits; Reimbursement of Expenses.

         The Employee shall be entitled to four weeks of fully paid vacation during the initial and each extended term of this agreement. He shall not be entitled to receive monetary or other valuable consideration for vacation time to which he is entitled but does not take. The timing of vacation periods shall be within the discretion of the Company, reasonably exercised so as not to unnecessarily inconvenience the Employee.

         During his period of employment hereunder, the Employee shall further be entitled to (a) such leave by reason of physical or mental disability or incapacity and to such participation in medical and life insurance, pension benefits, disability and other fringe benefit plans as the Company may make generally available to all of its executive employees from time to time; subject, however, as to such plans, to such budgetary constraints or other limitations as may be imposed by the Board of Directors of the Company from time to time; and (b) reimbursement for all normal and reasonable expenses necessarily incurred by him in the performance of his obligations hereunder, subject to such reasonable substantiation requirements as may be imposed by the Company.

         5.      Proprietary Interests.

         During or after the expiration of his term of employment with the Company, the Employee shall not communicate or divulge to, or use for the benefit of, any individual, association, partnership, trust, corporation or other entity except the Company, any proprietary




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information of the Company received by the Employee by virtue of such employment, without first being in receipt of the Company's written consent to do so.

         6.      Restrictive Covenant.

         During the term of his employment hereunder and for the two year period following the termination thereof for any reason other than (a) the Company's discontinuance of activities; (b) an adjudication of the Company's material breach of any of its obligations set forth in Sections 1-4, inclusive; or (c) a termination of the Employee by the Company under the provisions of subparagraph d.(2) of Section 8. below, the Employee shall not, directly or indirectly, engage in or become an owner of, render any service to, enter the employment of, or represent or solicit for any business which competes with any activity of the Company conducted at any time during the Employee's period of employment and which is located in any county of the State of Florida in which the Company shall maintain any activity. The parties expressly agree that the duration and geographical area of this restrictive covenant are reasonable.

         This covenant shall be construed as an agreement independent of any other provision herein, and the existence of any claim or cause of action of the Employee against the Company regardless of how arising, shall not constitute a defense to the enforcement by the Company of its terms. If any portion of the covenant is held by a court of law to be unenforceable with respect either to its duration or geographical area, for whatever reason, it shall be considered divisible both as to time and geographical area, so that each month of the specified period shall be deemed a separate period of time and each county within the State of Florida a separate geographical area, resulting in an intended requirement that the longest lesser period of time or largest lesser geographical area found by such court to be a reasonable restriction shall remain an effective restrictive covenant, specifically enforceable against the Employee.

        7.      Remedies for Breach of Employee's Obligations.

        The parties agree that the services of the Employee are of a personal, specific, unique and extraordinary character and cannot be readily replaced by the Company. They further agree that in the course of performing his services, the Employee will have access to various types of proprietary information of the Company, which, if released to others or used by the Employee other than for the benefit of the Company, in either case without the Company's consent, could cause the Company to suffer irreparable injury. Therefore, the obligations of the Employee established under Section Section 5. and 6. hereof shall be enforceable both at law and in equity, by injunction, specific performance, damages or other remedy; and the right of the Company to obtain any such remedy shall be cumulative and not alternative and shall not be exhausted by any one or more uses thereof.


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         8.      Modification and Termination.

                 a. Modification. This Agreement may be amended or modified only with the mutual written consent of the parties, and in its present form consists of the entire agreement between the parties.

                 b. Termination - General. This Agreement is subject to termination prior to the expiration of its initial or any extended term, if by the Employee upon delivery to the Company of written notice of such intention, which notice shall be deemed to result in termination 30 days after its receipt by the Company (the Company having the right following such receipt to accelerate the effective date of termination but retaining the obligation to pay Employee his compensation due for the full 30 day period); and if by the Company upon the occurrence of any one of the following events: (a) the complete discontinuance of the Company's activities; (b) the death of the Employee; (c) the occurrence to Employee of a physical or mental disability which, in the judgment, reasonably exercised, of the Board of Directors, renders him unable to perform his normal duties on behalf of the Company for a continuous period of three months (measured from the first day of the month immediately following the occurrence of such disability); or (d) a determination by the Board of Directors that there is cause (as described in subsection d. below) to terminate Employee's employment.

                 c. By Death or Disability. In the event of the Employee's death, his base compensation otherwise due for the succeeding three full calendar months following his death shall be paid to his Beneficiary. In the event of his disability, for the period ending on the last business day of the third calendar month following the occurrence of such disability, the Employee shall be paid his base compensation (reduced by any amount received by the Employee under the terms of any disability insurance policy maintained by the Company at its sole expense); thereafter, for the succeeding three month period, he shall be paid 50% of such compensation (similarly reduced); and thereafter, until he either returns to full-time active service or is terminated, he shall be treated as being on an authorized but unpaid leave of absence.

                 d. For Cause. In the event of a decision by the Board of Directors to terminate Employee's employment for cause:

                          (1) If, in the judgment of the Company's Board of Directors, reasonably exercised, such termination is due to
                 (i) the Employee's repeated willful misconduct or gross negligence; (ii) his repeated conscious disregard of his obligations hereunder or of any other duties reasonably assigned him by the Company; (iii) his repeated conscious violation of any provision of the Company's by-laws or of its other stated policies, standards or regulations; (iv) his commission of any act involving moral turpitude; or (v) a determination that he has demonstrated a dependence upon any addictive substance, including alcohol, controlled substances, narcotics or barbiturates; then, upon termination,



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                 he shall be entitled to receive severance pay in an
                 amount equal to 10% of his annual base compensation. As a condition precedent to the Company's right to terminate this Agreement for one of the causes specified in the preceding sentence which requires a repeated action or omission by the Employee (clauses (i), (ii) and (iii)), there shall have been created by the Company and furnished to the Employee, within the 60 day period immediately following commission of the proscribed act or omission, a written description thereof and a statement advising him that the Company views such conduct as being of the type which could lead to a termination of this Agreement under the provisions of Section 8d. Further, if the Company seeks to terminate this Agreement on the basis of clause (iii), it must be able to demonstrate that the Employee has been furnished with a copy of the by-law provision, or of the policy, standard or regulation, which he is being accused of having violated, at a time prior to the alleged commission of the violation.

                          (2)     If such termination is for a cause (the
                 nature of which may be arbitrarily determined) other than as specified in subparagraph (1) above, he shall be entitled to receive an amount equal to 20% of his annual base compensation.

                 e. Payment of Termination Compensation; Continued Effectiveness of Certain Obligations. Any compensation due the Employee as a result of the premature termination of his employment status shall be paid to him upon termination as one lump sum. No termination or expiration of this agreement, whether consummated by action of either party or by operation of the terms hereof, shall relieve the Employee from his continued performance of the obligations established under Sections 5. and 6. hereof.

                 f. Life and Disability Insurance Coverage. If termination of this Agreement is due to any reason other than death, the Employee shall have the right, subject to receiving approval of the Company (which shall not be unreasonably withheld), to purchase any policy of insurance on his life or insuring against his disability which is owned by the Company, the exercise of which right shall be made by notice furnished to the Company within 30 days subsequent to the date of termination. The purchase price of each policy of life insurance shall be the sum of its interpolated terminal reserve value (computed as of the closing date) and the proportional part of the gross premium last paid before the closing date which covers any period extending beyond that date; or if the policy to be purchased shall not have been in force for a period sufficient to generate an interpolated terminal reserve value, the price shall be an amount equal to all net premiums paid as of the closing date. The purchase price of each disability income policy shall be the sum of its cash value and the proportional part of the gross premium last paid before the closing date which covers any period extending beyond that date. The purchase of any insurance policy by the Employee shall be closed as promptly as may be practicable after the giving of notice, in no event to exceed 30 days therefrom.


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         9.      Indebtedness of Employee.  If, during the course of his
employment, Employee becomes indebted to the Company for any reason, the Company shall, if it so elects, have the right to set-off and to collect any sums due it from the Employee out of any amounts which it may owe to the Employee for unpaid compensation. In the event that this Agreement terminates for any reason, all sums owed by the Employee to the Company shall become immediately due and payable.

         10.     Miscellaneous Provisions.

                 a. Nonassignability: Neither this agreement nor any right or interest hereunder shall be assignable by the Employee, his Beneficiary of his legal representatives except as otherwise expressly provided herein.

                 b. Enforceability: If any term or condition or this agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this agreement, and such term or condition except to such extent or in such application, shall not be affected thereby and each and every term and condition of this agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

                 c. Notice: All notices or other communications required or permitted to be furnished pursuant to this agreement shall be in writing and shall be considered as properly furnished if hand delivered, mailed from within the United States by certified or registered mail, or sent by prepaid telegram to the recipient party at the address appearing in the preamble to this agreement or to such other address as any such party may have designated by like notice forwarded to the other party hereto. Change of address notices shall be deemed furnished when received. All other notices shall be deemed furnished when mailed, telegraphed or hand delivered.

                 d. Application of Florida Law: This agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Florida. Venue shall be deemed located in Hillsborough County, Florida.

                 e. Counterparts: This agreement may be executed by any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 f. Binding Effect: Each of the provisions and agreements herein contained shall be binding upon and enure to the benefit of the personal representatives, devisees, heirs, successors, transferees and assigns of the respective parties hereto.

                 g. Beneficiary: As used herein, the term "Beneficiary" shall mean the person or persons (who may be designated contingently or successively and who may be an entity other than an individual, including an estate or trust) designated on a written form prescribed by the Board of Directors to receive the expiration of agreement or death



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         benefits described in Section 8. above.  Each Beneficiary
         designation shall be effective only when filed with the secretary of the Company during the Employee's lifetime. Each Beneficiary designation filed with the Secretary will cancel all designations previously so filed.

                 If the Employee fails to properly designate a Beneficiary or if the Beneficiary predeceases the Employee or dies before complete distribution of the benefit has been made, the Company shall distribute the benefit (or balance thereof) to the surviving spouse of the Employee or if she be then deceased to the Employee's estate.

         In witness whereof, the parties have hereunto executed this Agreement.


Attest:                                 Advantage Life Products, Inc.


By: /s/ Alan S. Lipstein                   By: /s/ Gerald Norton
    ----------------------------               --------------------------------
    Alan S. Lipstein, Secretary                Gerald Norton, Vice President



Witnesses:                                     EMPLOYEE


sign                                           /s/ Alan S. Lipstein
    --------------------------------           --------------------------------
                                               Alan S. Lipstein
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